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                                  EXHIBIT 1




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                      CONSENT OF INDEPENDENT ACCOUNTANTS





We consent to the incorporation by reference in the registration statements of Central Louisiana Electric Company, Inc. on Form S-8 (Registration Nos. 33-10169 and 33-44663) of our report dated May 20, 1994, on our audits of the financial statements and supplemental schedules of Central Louisiana Electric Company, Inc. 401(k) Savings and Investment Plan as of December 31, 1993 and 1992 and for the years then ended, which report is included in this Annual Report on Form 11-K.



COOPERS & LYBRAND
New Orleans, Louisiana
June 29, 1994



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